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                          AMENDMENT TO EMPLOYMENT AGREEMENT



     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made effective as of December 22, 1995, by and between CALIFORNIA BANCSHARES, INC., a Delaware corporation, a Bank Holding Company as that term is defined in 12 U.S.C. Section 1841 ("Employer"), and DONALD J. GEHB ("Employee").

     Employee and Employer entered into a written agreement effective July 21, 1993 (the "Agreement"), pursuant to which Employer employed Employee as Chairman of the Board for a term commencing on July 21, 1993, and continuing until December 31, 1997.

     The parties hereto intend to amend said Agreement by deleting paragraphs 4.d. and 5.d. and substituting new paragraphs 4.d. and 5.d., which shall contain the following terms and conditions:

         4.   EXTENT OF SERVICES.

              d. During the calendar year 1996, Employee shall devote one-fourth of his time to the management and direction of the affairs of Employer. During the calendar year 1997, Employee shall act only as a consultant to Employer and shall be on call to meet and confer with the Chief Executive Officer of Employer, the Board of Directors of Employer, and the senior management of Employer regarding the management and direction of the affairs of Employer and its subsidiaries; provided, however, that as such consultant, Employee shall not be required to devote more than 20 hours per month in acting as a consultant for Employer. Notwithstanding the foregoing, Employee shall not engage in any other employment or activity without the prior written consent of the Board of Directors of Employer, with the exception of the activities permitted as provided in paragraph 4.a. of this Agreement.

         5.   COMPENSATION.

              d. During the calendar year 1996, Employee shall be paid an annual salary of One Hundred Thousand Dollars ($100,000), which compensation shall be paid to Employee in equal monthly installments commencing on the first day of January 1996 and continuing thereafter on the first day of each and every month up to and including December 1, 1996. Commencing January 1, 1997, Employee shall be paid an annual salary of Sixty Thousand Dollars ($60,000), which compensation shall be paid to Employee in equal monthly

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     installments commencing on the first day of January 1997 and continuing thereafter on the first day of each and every month, up to and including December 1, 1997.

     Except as modified by this Amendment, the parties hereto reaffirm all of the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on
      12/22    , 1995.
     ---------


EMPLOYER:                              EMPLOYEE:

CALIFORNIA BANCSHARES, INC.,
a Delaware corporation                 /s/ Donald J. Gehb
                                       -------------------------------
                                       DONALD J. GEHB

By  /s/ J. Colmery
    --------------------------------
    JOSEPH P. COLMERY
    President and Chief
    Executive Officer


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